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PROXY                           EMC CORPORATION                            PROXY

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 6, 1998
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Colin G. Patteson and Paul T. Dacier, and each of them, proxies with full power of substitution to each, to represent and to vote at the Annual Meeting of Stockholders of EMC Corporation to be held May 6, 1998 at 10:00 a.m., local time, at EMC's facility at 5-9 Technology Drive, Milford, Massachusetts, and at any adjournments thereof, all the shares of Common Stock, $.01 par value per share, of EMC Corporation that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies, or their substitutes, to act on the following matters as specified by the undersigned and to vote in such manner as they may determine on any other matters that may properly come before the meeting.


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  PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
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Please sign exactly as your name(s) appears(s) on the books of the Company.
Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
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HAS YOUR ADDRESS CHANGED?

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    [EMAM - EMC CORPORATION] [FILE NAME: EMACM2.ELX] [VERSION-3] [3/12/98]



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[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

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                                EMC CORPORATION
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THIS PROXY, THEN WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO
CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS TO SERVE FOR A THREE-YEAR TERM AS CLASS II DIRECTORS, APPROVING THE ADDITION OF SHARES TO EMC CORPORATION'S 1993 STOCK OPTION PLAN AND APPROVING CERTAIN AMENDMENTS TO EMC CORPORATION'S 1989 EMPLOYEE STOCK PURCHASE PLAN. A VOTE FOR THE ELECTION OF DIRECTORS INCLUDES DISCRETIONARY AUTHORITY TO VOTE FOR A SUBSTITUTE IF ANY NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, IN THEIR DISCRETION. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

    RECORD DATE SHARES:

1.  Election of Directors:
    Electing three directors to serve a three-year term as Class II Directors and for all nominees.

                                                                  With-  For All
                                 John R. Egan              For    held   Except
                               Joseph F. Oliveri
                              Michael C. Ruettgers         [_]     [_]     [_]

If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).
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                       THE BOARD OF DIRECTORS RECOMMENDS
        A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE
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                                                           For   Against Abstain
2.  To approve the addition of 3,500,000 shares of
    Common Stock, $.01 par value, to the 1993 Stock        [_]     [_]     [_]
    Option Plan.

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          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.
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                                                           For   Against Abstain
3.  To approve certain amendments to the 1989 Employee
    Stock Purchase Plan as described in the Company's       [_]     [_]     [_]
    Proxy Statement.

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          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.
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    Mark box at right if an address change has been noted on the
    reverse side at this card.                                             [_]


         Please be sure to sign and date this Proxy.         Date
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         Stockholder sign here                              Co-owner sign here


DETACH CARD                                                          DETACH CARD




    [EMACM - EMC CORPORATION] [FILE NAME-EMACM1.ELX] [VERSION-2] [3/11/98]